UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2018

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DUCOMMUN INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (657) 335-3665
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 10, 2018, Ducommun Incorporated (the “Company”) issued a press release reporting its first quarter 2018 financial results. A prior version of the press release was furnished with a Current Report on Form 8/K filed on May 10, 2018 (the “Report”). This Amendment No. 1 to the Report (“Amendment No. 1”) is being filed to amend Items 2.02 and 9.01 in the Report, solely to revise five amounts, all of which are insignificant changes. Two of the amounts are the revenue increase that was related to the adoption of ASC 606 in the Electronic Systems segment on page two, another two of the amounts are to the revenue increase that was related to the adoption of ASC 606 in the Structural Systems segment on page three, and the fifth amount was the percentage decrease for the Corporate General and Administrative Expenses on page three of Exhibit 99.1 furnished with the Report. The revised information appears in Exhibit 99.1 furnished with this Amendment No. 1. Accordingly, this Amendment No. 1 supersedes, in its entirety, the Report.

Item 2.02	Results of Operations and Financial Condition.
The Company is filing the press release with the revised information with the Securities and Exchange Commission in the form attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Ducommun Incorporated press release originally dated May 10, 2018, as updated May 10, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)
Date: May 10, 2018	By:	/s/ Douglas L. Groves
Douglas L. Groves
Vice President, Chief Financial Officer and Treasurer